UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 14, 2010
(Date of earliest event reported)

NATURAL RESOURCES USA CORPORATION
(Exact name of registrant as specified in its charter)

000-15474
(Commission File Number)

Utah	87-0403973
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3200 County Road 31, Rifle, Colorado 81650
(Address of principal executive offices, including zip code)

(720) 876-2373
(Registrant’s telephone number, including area code)

AmerAlia, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On September 14, 2010, the Registrant filed Amended Articles of Incorporation with the Secretary of State for the State of Utah to change the name of the Registrant from AmerAlia, Inc. to Natural Resources USA Corporation.  The foregoing description of the Registrant’s Amended Articles of Incorporation is qualified in its entirety by the full text of the Registrant’s Amended Articles of Incorporation, a copy of which is filed as Exhibit 3.4 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 5.03.

As discussed below, the amendment to the Registrant’s Articles of Incorporation was approved by the Registrant’s stockholders at the Registrant’s Special Meeting held on September 14, 2010.  The amendment to the Registrant’s Articles of Incorporation is described in more detail in the Registrant’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on September 1, 2010, which information is hereby incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders

On Tuesday, September 14, 2010, the Registrant held its Special Meeting of Shareholders at the offices of Dorsey & Whitney LLP, 370 17th Street, Suite 4700, Denver, Colorado 80202, at 10:00 a.m. Mountain Time.  Shareholders representing 336,215,615 shares or 95.40% of the shares authorized to vote (352,413,580) were present in person or by proxy, representing a quorum for the purposes of the Special Meeting of Shareholders. The Registrant’s shareholders were asked to approve amending the Registrant’s Articles of Incorporation to change the name of the Company from AmerAlia, Inc. to Natural Resources USA Corporation or such other similar name as the Company’s Board of Directors may in its sole discretion deem appropriate.

Votes were cast as follows:

Vote Type	Voted	Voted (%)	Outstanding (%)
For	336,214,155	100.00	95.40
Against	1,316	0.00	0.00
Abstain	144	0.00	0.00

Item 9.01 Financial Statements and Exhibits.

d.   Exhibits

Exhibit No.	Description
3.4	Amended Articles of Incorporation, effective September 14, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCES USA CORPORATION (Registrant)
Date: September 14, 2010

	By:	/s/ Robert van Mourik
	Name:	Robert van Mourik
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.4	Amended Articles of Incorporation, effective September 14, 2010